                                                                       Exhibit 2

                                    AGREEMENT                         APPENDIX I

                                       AND

                                 PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), is made and entered into as of the 22nd day of August, 2002, by and between ALLEGHENY BANCSHARES, INC., a West Virginia corporation ("Holding Company"), and PENDLETON COUNTY BANK, a West Virginia banking corporation ("Bank"), to be joined in by PENDLETON INTERIM BANK, INC., a West Virginia banking corporation.

                              W I T N E S S E T H:

                                    RECITALS

      WHEREAS, the parties hereto have agreed that subject to the necessary approval by the shareholders of the Bank, and subject to obtaining all necessary approvals as hereinafter provided, Holding Company shall acquire all of the outstanding stock of the Bank pursuant to a plan of reorganization which satisfies the requirements of Internal Revenue Code Section 368(a)(1)(A) and
Section 368(a)(2)(E); and

      WHEREAS, it has been determined that the "Interim Bank Method" will be used to implement such plan of reorganization; and

      WHEREAS, in furtherance thereof, Holding Company has been formed as a West Virginia corporation; and


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
      WHEREAS, Holding Company will cause a new state banking corporation to be chartered under the laws of West Virginia under the name Pendleton Interim Bank, Inc. ("Interim Bank"); and

      WHEREAS, the Interim Bank will merge with and into the Bank pursuant to this Agreement; and

      WHEREAS, the Board of Directors of the Bank, by a majority vote of all of the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts; and

      WHEREAS, the Board of Directors of Holding Company, by a majority vote of all of the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts.

                                    AGREEMENT

      Now, therefore, for and in consideration of the premises and the mutual agreements hereinafter set forth, and in accordance with the provisions of applicable law, the parties agree as follows:

                                    SECTION 1

                                   THE MERGER

      1.1 The Merger. On the Effective Date (as defined in Section 7.3), Interim Bank shall merge with and into the Bank (the "Merger"), under the charter of the Bank. The Bank shall be the surviving bank (hereinafter sometimes called the "Surviving Bank").

      1.2 Effects of Merger. On the Effective Date, the corporate organization and separate existence of Interim Bank shall cease and the Bank as the Surviving Bank shall succeed to all the rights, assets, liabilities and obligations of Interim Bank in accordance with the West

Virginia Corporation Act. The Bank as the Surviving Bank shall continue to be governed by the laws of the State of West Virginia.

                                    SECTION 2

                       ARTICLES OF INCORPORATION; BYLAWS;
                         BOARD OF DIRECTORS AND OFFICERS

      2.1 Articles of Incorporation. From and after the Effective Date, the Articles of Incorporation of the Bank, as the same may be amended from time to time as provided by law, shall be the Articles of Incorporation of the Surviving Bank.

      2.2 Bylaws. The Bylaws of the Bank as in effect on the Effective Date shall continue as the Bylaws of the Surviving Bank until the same shall thereafter be altered, amended or repealed in accordance with the law, its Articles of Incorporation, or said Bylaws.

      2.3 Directors and Officers. The directors and officers of the Bank on the Effective Date shall continue as the directors and officers of the Surviving Bank and shall hold office as prescribed in the Bylaws of the Surviving Bank and applicable law until their successors shall have been elected and shall qualify.

                                    SECTION 3

                              CONVERSION OF SHARES

      3.1 Conversion of Shares. On the Effective Date:

            (a) Each share of common stock of the Bank ("Bank Common Stock") then issued and outstanding, excluding any shares as to which dissenter's rights are exercised pursuant to the requirements of W. Va. Code Sections 31-1-122 and 123, which shares shall be canceled, shall automatically be converted into and be exchanged for one (1) share of common stock of Holding Company.

            (b) From and after the Effective Date, the holders of the certificates representing Bank Common Stock shall cease to have any rights with respect to such shares (except such rights as they may have as dissenting shareholders in accordance with W. Va. Code Sections 31-1-122 and 123), and their sole right shall be to receive common stock of Holding Company, as herein provided.

      3.2 Closing of Stock Transfer Books. On the Effective Date, the stock transfer books of the Bank shall be deemed closed, and no shares of Bank Common Stock outstanding immediately prior to the Effective Date shall thereafter be transferred.

      3.3 Exchange of Certificates. As soon as practicable after the Effective Date, any certificates or the right to receive certificates representing the outstanding shares of the Bank Common Stock shall be surrendered to Holding Company or any agent designated by it and, upon such surrender, Holding Company shall issue and deliver in substitution therefor, certificates representing the number of shares of common stock of Holding Company into which such surrendered shares have been converted as hereinabove provided. Certificates representing shares of Bank Common Stock or the right to receive such certificates which are not surrendered shall be deemed for all purposes to evidence the ownership of the number of shares of common stock of Holding Company into which said shares of Bank shall have been converted as hereinbefore set forth; provided, however, that management of Holding Company may elect not to distribute to the holder of an unsurrendered certificate for Bank Common Stock or right to receive such certificate of dividends declared with respect to common stock of Holding Company until such owner shall surrender such certificate or right to receive such certificate, at which time the holder thereof shall be paid the amount of any dividends previously declared with respect to the common stock without interest.


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
                                    SECTION 4

                         REPRESENTATIONS, WARRANTIES AND
                              COVENANTS OF THE BANK

      The Bank represents and warrants to and covenants with Holding Company and Interim Bank that:

      4.1 Corporate Organization and Qualification of The Bank. The Bank is duly organized, validly existing and in good standing as a state banking corporation under the laws of the State of West Virginia and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

      4.2 Authorization of Agreement. The Board of Directors of the Bank has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of the Bank as provided in W. Va. Code Section 31-1-117, the Bank has the corporate power and is duly authorized to merge with Interim Bank pursuant to this Agreement.

      4.3 Capitalization. The authorized capital stock of the Bank consists of 900,000 shares of common stock, par value of $1.00 per share, all of which shares are issued and outstanding and are fully paid and nonassessable.

      4.4 Proxy Statement. The information pertaining to the Bank which has been or will be furnished by or on behalf of the Bank or its management for inclusion in the proxy statement referred to in Section 9 or any amendment or supplement thereto mailed to the holders of the common stock of the Bank will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

      4.5 Additional Covenants. The Bank covenants and agrees:

            (a) That it will promptly advise Holding Company in writing of the name and address of, and number of shares of the Bank held by, each shareholder who elects to exercise his right to dissent to the Merger pursuant to W. Va. Code Sections 31-1-122 and 123; and

            (b) Subsequent to the date of this Agreement and prior to the Effective Date that it will operate its business only in the normal course and in a normal manner consistent with past practice.

                                    SECTION 5

                         REPRESENTATIONS, WARRANTIES AND
                          COVENANTS OF HOLDING COMPANY

      Holding Company represents and warrants to and covenants with the Bank that:

      5.1 Corporate Organization of Holding Company. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia.

      5.2 Corporate Power and Action. Holding Company has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and upon its execution and delivery, this Agreement is a valid and binding agreement of Holding Company in accordance with its terms. No action of Holding Company shareholders is or will be required to approve this Agreement or the Merger.

      5.3 Application for Interim Bank. Promptly following the execution of this Agreement, Holding Company shall cause to be filed with the West Virginia Board of Banking and Financial Institutions (the "Banking Board") an application to organize and incorporate

Interim Bank as a West Virginia banking corporation, in accordance with the provisions of W. Va. Code Section 31A-4-5, with all its capital stock owned by Holding Company. Upon the approval of such application and the issuance of a certificate of incorporation for Interim Bank by the Secretary of State of West Virginia, Holding Company shall promptly cause Interim Bank to execute and enter into a supplementary agreement in substantially the form attached as Exhibit A to this Agreement and cause Interim Bank to take such action as it provided in this Agreement on Interim Bank's part to be taken.

      5.4 Approval of Merger of Interim Bank. Prior to the Effective Date, Holding Company shall cause this Agreement to be submitted to the shareholder of Interim Bank for approval, ratification and confirmation in accordance with the applicable law of the State of West Virginia and the certificate of incorporation and bylaws of Interim Bank. Holding Company shall vote all of the stock of Interim Bank in favor of the approval, ratification and confirmation of this Agreement and the Merger.

      5.5 Regulatory Approvals. Prior to the Effective Date, Holding Company separately and jointly with the Bank, shall use and cause Interim Bank to use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Banking Board for the organization of the Interim Bank, for the Merger and for Holding Company's acquisition of the shares of the Bank; (ii) the prior approval of the Federal Deposit Insurance Corporation ("FDIC") for the organization of Interim Bank and the Merger; (iii) the prior approval of the Board of Governors of the Federal Reserve System ("FRB") under the Bank Holding Company Act of 1956, as amended, for the formation of Holding Company as a one-bank holding company owning 100% of the voting shares of the Bank, and (iv) all other consents and approvals of governmental agencies as are required by law or otherwise, and shall do any and all things deemed by Holding Company and the Bank to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided herein.

      5.6 Capitalization. The authorized capital stock of Holding Company consists of 2,000,000 shares of common stock, par value of $1.00 per share, of which 5,000 shares of common stock are issued and outstanding and are fully paid and nonassessable.

      5.7 Registration. To the extent required by law, Holding Company will cause a Registration Statement (or other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, appropriate agencies regulating securities, and other governmental agencies having jurisdiction. The information pertaining to Holding Company and Interim Bank which will appear in any required Registration Statement will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    SECTION 6

                                  NON-SURVIVAL

      The representations and warranties included or provided herein shall not survive the Effective Date.


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
                                    SECTION 7

              CONDITIONS PRECEDENT; CLOSING DATE AND EFFECTIVE DATE

      7.1 Conditions Precedent. The consummation of this Agreement and the Merger is conditioned upon the following:

            (a) The shareholders of the Bank and Interim Bank shall have approved this Agreement by vote as required by law and final approval of this Agreement shall have taken place as provided in Section 9 hereof;

            (b) The Banking Board shall have granted its final approval of the incorporation of Interim Bank as a West Virginia banking corporation, the Merger, and the acquisition of the Bank by Holding Company pursuant to this Agreement;

            (c) The Secretary of State of West Virginia shall have issued a Certificate of Incorporation for Interim Bank;

            (d) The FDIC shall have approved the formation of Interim Bank and the Merger;

            (e) The FRB shall have approved the application of Holding Company to acquire the Bank pursuant to this Agreement;

            (f) Any required Registration Statement shall have become effective under the Securities Act of 1933. No stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Securities and Exchange Commission. All state securities and "blue sky" permits or approvals required (in the opinion of Holding Company) to carry out the transactions contemplated by this Agreement shall have been received.

            (g) All other consents, approvals and permissions and the satisfaction of all the requirements prescribed by law which are necessary to the carrying out of the transactions contemplated hereby shall have been procured;

            (h) All delay periods and all periods for review, objection or appeal of or to any of the consents, approvals or permissions required with respect to the consummation of the Merger and this Agreement shall have expired;

            (i) The approvals referred to in subparagraphs (b) and (d) of this section 7.1 shall not have required the divestiture or cessation of any significant part of the present operations conducted by Holding Company, the Bank, or any of their subsidiaries, and shall not have imposed any other condition, which divestiture, cessation or condition which Holding Company or the Bank reasonably deems to be materially disadvantageous or burdensome;

            (j) Holding Company shall have received an opinion of its counsel, Jackson & Kelly PLLC, that if the Merger is consummated in accordance with the terms of this Agreement (i) the Merger will constitute a reorganization in the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1954, as amended, (ii) the Bank, Holding Company and Interim Bank will each be a party to the reorganization within the meaning of 368(b) of the Code;
(iii) no gain or loss will be recognized to the Bank as a consequence of the Merger; (iv) no gain or loss will be recognized by any Bank shareholder as a result of the Merger except in respect of cash received in conjunction with the perfection of dissenter's rights; (v) the basis of Holding Company common stock received by Bank shareholders will be the same as the basis of their shares of Bank Common Stock exchanged; and (vi) the holding period for any Bank shareholder of the Holding Company common stock received in the Merger will include


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
the period for which the shares of the Bank Common Stock was held, provided that the Bank Common Stock was a capital asset in the hands of such Bank shareholder on the Effective Date; and

            (k) Unless waived by Holding Company, the holders of not more than 5% of the outstanding shares of the Bank Common Stock shall have elected to exercise their statutory right to dissent from the transactions contemplated hereby at the special meeting of Bank shareholders referred to in Section 9 hereof.

      7.2 Closing Date. The closing shall be held at the Bank's offices in Franklin, West Virginia, at such time and place as the Bank and Holding Company shall agree. The time and date of closing are herein called the "Closing Date". The Closing Date shall not be earlier than the 15th day following the date (the "Approval Date") on which the approvals referred to in Section 5.5 shall have been received, and shall not be later than the last day of the sixth calendar month next succeeding the Approval Date. Holding Company shall cause the Articles of Merger with respect to the Merger to be filed with the Secretary of State of West Virginia as soon after the Closing Date as practicable.

      7.3 Effective Date. The Merger shall become effective (the "Effective Date") on the date on which the certificate of merger approving the Merger is issued by the Secretary of State of West Virginia.

                                    SECTION 8

                            TERMINATION OF AGREEMENT

      8.1 Grounds for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date either before or after the meeting of the shareholders of the Bank:

            (a) By mutual consent of the Bank and Holding Company;

            (b) By Holding Company if there has been a material misrepresentation or breach of warranty in the representations and warranties of the Bank set forth herein, or by the Bank if there has been a material misrepresentation or breach of warrant in the representations and warranties of Holding Company or Interim Bank set forth herein; or

            (c) By either the Bank or Holding Company if the Merger shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

      8.2 Effect of Termination; Right to Proceed. In the event this Agreement shall be terminated pursuant to Section 8.1, all further obligations of Holding Company and the Bank under this Agreement shall terminate without further liability of Holding Company to the Bank or of the Bank to Holding Company.

                                    SECTION 9

                             MEETING OF SHAREHOLDERS
                                   OF THE BANK

      The Bank shall take all steps necessary to call and hold a special meeting of its shareholders, in accordance with applicable law and the Articles of Incorporation and Bylaws of the Bank, as soon as practicable for the purpose of submitting this Agreement to its shareholders for their consideration and approval and will send to its shareholders for purposes of such meeting a proxy statement, which as to information pertaining the Bank which has been furnished by or on behalf of the Bank or its management, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, and which otherwise complies with all applicable laws, rules and regulations. Information pertaining to Holding Company or Interim Bank which has been or will be furnished to the Bank by or on behalf of Holding Company or its management for inclusion in such proxy statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                                   SECTION 10

                              REDEMPTION OF SHARES

      Subsequent to the Effective Date, Holding Company will repurchase from each of the initial directors of Holding Company those shares of the common stock of Holding Company purchased by them, which shares represent the initial capitalization of Holding Company, in an amount equal to the price paid per share plus an amount equal to the interest, if any, paid by said directors on funds borrowed to purchase such shares.

                                   SECTION 11

                     GOVERNING LAW; SUCCESSORS AND ASSIGNS;
                         COUNTERPARTS; ENTIRE AGREEMENT

      This Agreement (a) shall be governed by and construed under and in accordance with the laws of the State of West Virginia; (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties hereto;
(c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective and binding as to Holding Company and the Bank when one or more counterparts shall have been signed and delivered by Holding Company and the Bank, and shall become effective and binding as to Interim Bank when Interim Bank receives its Certificate of Incorporation and its officers execute the Supplemental Agreement; and (d) embodies the entire agreement and understanding, and supersedes all prior agreements and understandings, between the Bank and Holding Company relating to the subject matter hereof.

                                   SECTION 12

                               EFFECT OF CAPTIONS

      The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any of the provisions hereof.

                                   SECTION 13

                                   AMENDMENTS

      This Agreement may be amended by the written agreement of Holding Company and the Bank and without the approval of the shareholders of the Bank before or after the meeting of Bank shareholders at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after any such shareholder approval, no amendment shall be made to and of this Agreement, which substantially and adversely changes the terms of the particular Agreement as to the Bank, Holding Company, or both, without obtaining the further approval of the shareholders of the Bank. If this Agreement is amended after the meeting of shareholders of the Bank provided for in Section 9 of this Agreement, the number of shares of Holding Company common stock into which each share of common stock of the Bank shall be converted in the Merger shall not be amended after such meeting of Bank shareholders.

                                   SECTION 14

                                    EXPENSES

      Each of the parties hereto agrees to pay, without a right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement shall be consummated, the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the Merger and of the other transactions contemplated herein, including the fees and disbursements of counsel, accountants and consultants employed by such party in connection therewith.

                                   SECTION 15

                AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS

      The Bank, Holding Company and Interim Bank each agree to execute and deliver such other documents, certificates and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, Holding Company and the Bank have each caused this Agreement to be executed on its behalf by its officers thereunto duly authorized all as of the day and year first above written.

                                           ALLEGHENY BANCSHARES, INC.

Seal:                                      By   /s/ William A. Loving, Jr.
                                             -----------------------------------

                                           Its  Executive Vice President and
                                                Chief Executive Officer
                                              ----------------------------------


Attest:

By   /s/ Carole H. Hartman
  -----------------------------------
              Secretary

                                           PENDLETON COUNTY BANK

Seal:                                      By   /s/ William A. Loving, Jr.
                                             -----------------------------------

                                           Its  Executive Vice President and
                                                Chief Executive Officer
                                              ----------------------------------


Attest:

By   /s/ Carole H. Hartman
  -----------------------------------
     Secretary/Cashier

                                    EXHIBIT A

                             SUPPLEMENTARY AGREEMENT

      THIS SUPPLEMENTARY AGREEMENT, made and entered into as of this 19th day of December, 2002, by and among PENDLETON INTERIM BANK, INC., a West Virginia banking corporation, ("Interim Bank"), PENDLETON COUNTY BANK, a West Virginia banking corporation, (the "Bank"), and ALLEGHENY BANCSHARES, INC., a West Virginia corporation, ("Holding Company").

                                 R E C I T A L S

      WHEREAS, the Bank and Holding Company have entered into an Agreement and Plan of Merger dated as of August 22, 2002, (the "Agreement"), a copy of which is attached hereto and by this reference incorporated herein and made a part hereof; and

      WHEREAS, it is provided in Section 5.3 of the Agreement that upon issuance of the Certificate of Incorporation for Interim Bank by the Secretary of State of the State of West Virginia, Holding Company shall cause Interim Bank to execute and enter into a Supplementary Agreement so as to cause Interim Bank to be bound by the applicable terms and provisions of the Agreement; and

      WHEREAS, the Certificate of Incorporation for Interim Bank was issued on December 13, 2002, and Interim Bank and Holding Company are entering into this Supplementary Agreement pursuant to Section 5.3 of the Agreement.

      NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That for and in consideration of the premises and the mutual agreements of the parties, it is hereby agreed as follows:

      (1) Interim Bank hereby joins in and agrees to be bound by the terms and conditions of the Agreement applicable to it, to the same extent as if Interim Bank were an original party thereto.

      (2) Interim Bank agrees that it shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all action on its part to be taken so as to permit the consummation of the Agreement and the Merger (as defined in the Agreement) at the earliest possible date and that it shall cooperate fully with Holding Company and the Bank to that end.

      (3) Interim Bank represents and warrants to the Bank and Holding Company as follows:

            (a) Interim Bank is a state banking corporation duly organized, validly existing and in good standing of the laws of the State of West Virginia; and

            (b) Interim Bank has the corporate power to execute and deliver this Supplementary Agreement and has taken all action as required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize such execution and delivery, said Merger and the consummation of the transaction as contemplated by the Agreement, and this Supplementary Agreement is a valid and binding agreement of Interim Bank.

      IN WITNESS WHEREOF, the parties have caused this Supplementary Agreement to be executed by their officers thereunto duly authorized as of the date and year first above written.

                                        PENDLETON INTERIM BANK, INC.

                                        By   William A. Loving, Jr.
                                             -----------------------------------

                                             Its   Executive Vice President and
                                                   Chief Executive Officer
                                                -----------------------------


                                        PENDLETON COUNTY BANK

                                        By   William A. Loving, Jr.
                                          -----------------------------------

                                             Its   Executive Vice President and
                                                Chief Executive Officer
                                             -----------------------------


                                        ALLEGHENY BANCSHARES, INC.

                                        By   William A. Loving, Jr.
                                          -----------------------------------

                                             Its   Executive Vice President and
                                                   Chief Executive Officer
                                                -----------------------------